NSTOR FINANCIAL
  NEWS RELEASE

                                                                                                                                     nStor Technologies, Inc.
                                                                                                                                     6190 Corte del Cedro
                                                                                                                                     Carlsbad, California 92011
                                                                                                                                     Phone:  760-683-2500
                                                                                                                                     Fax:  760-683-2599

Contact:
 Veena Raman
nStor Technologies, Inc.
760.683.2500
vraman@nstor.com

nStor Technologies Reports Second Quarter 2005 Results

30 Percent Sequential Revenue Growth
105 Percent Year over Year Growth

Carlsbad, CA – August 12, 2005 -- nStor Technologies, Inc. (AMEX: NSO), an innovative developer of storage networking solutions, today announced operating results for the second quarter and six months ended June 30, 2005.

During the second quarter, the company’s revenues rose by $2,116,000 or 105% as compared to the corresponding quarter of 2004 and $944,000 or 30 percent from the first quarter of 2005.  The company’s second quarter net loss available to common stock was $2,139,000 or $.01 per common share on revenues of $4,125,000 compared to a net loss of $1,802,000 or $.01 per common share on revenues of $2,009,000 during the corresponding quarter of 2004.  Second quarter bookings and quarter end backlog approximated $5 million and $2.9 million, respectively, again, representing the highest quarterly bookings and quarter end backlog recorded in the company’s recent history.   These orders are largely scheduled to ship during the third quarter of 2005.

For the six months, revenues increased by $3,049,000 or 72% as compared to the corresponding period of 2004.  The company’s six month net loss available to common stock was $4,451,000 or $.03 per common share on revenues of $7,306,000 compared to a net loss of $3,938,000 or $.02 per common share on revenues of $4,257,000 during the corresponding six month period of 2004.

“Our second quarter results demonstrate our continued progress in executing against our strategic plan, as we continue to grow our product portfolio and build on a solid customer base.  During 2005, we have experienced a higher volume of orders from existing major customers and have begun significant volume shipments to several new customers,” noted Todd Gresham, nStor’s president and CEO.  He further commented that the pending merger agreement with Xyratex is complementary to nStor’s business initiatives and brings additional value to its customers, providing resources, volume procurement capabilities and customer acquisition possibilities.  Mr. Gresham added, “This transaction allows us to better serve our customers, giving us the means to significantly expand our market reach and our product development capabilities by providing the financial stability that will afford us the opportunities in this dynamic market segment.”  Mr. Gresham explained, “Xyratex’s tender offer commenced on August 5, 2004 and expires on September 2, 2005 and the company expects the merger to become final shortly thereafter.”

Business Highlights

      •    Recently introduced, OneStorTM family of industry leading next generation Fibre/SAS/SATA products

           o        Earns industry attention and contribution to strong revenue growth

           o        Market leading SAS product shipments

      •    Initiation of product cost reduction programs

      •    Strong sales of new and traditional offerings to existing and new customers

      •    Announcement of pending acquisition agreement by Xyratex Ltd. (NASDAQ:  XRTX) allowing for access to funding, technology and scale

About nStor Technologies, Inc.

Headquartered in Carlsbad, Calif., nStor Technologies, Inc. (AMEX: NSO) is a developer of data storage solutions that are ideally suited for both large enterprises as well as small to mid-sized businesses.  The Company's flagship controller technology and StorView software form the foundation forthe OneStor and NexStor family of turnkey solutions that support today’s most popular operating environments. Designed for storage-intensive environments and mission-critical applications, nStor's products are offered in various architectures including Fibre Channel, SAS, SCSI and SATA and are focused on addressing customers' business needs and applications. The Company markets its storage solutions through a global network of OEM partners and solutions integrators. For more information, visit www.nstor.com.

###

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimated," "project," "expect," "anticipate," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, insufficient funding, the Company's inability to increase sales to current customers and to expand its customer base, continued acceptance of the Company's products in the marketplace, the Company's inability to improve the gross margin on its products, competitive factors, dependence upon third-party vendors, outcome of litigation, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. nStor and StorView are registered trademarks of nStor Technologies, Inc.

nStor Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

Sales	$4,125	$2,009	$7,306	$4,257
Cost of sales	3,040	1,443	5,302	3,184

Gross margin	1,085	566	2,004	1,073

Operating expenses:
Selling, general and administrative	2,002	1,467	4,009	2,744
Research and development	976	685	2,088	1,696
Depreciation	61	51	123	103

Total operating expenses	3,039	2,203	6,220	4,543

Loss from operations	(1,954)	(1,637)	(4,216)	(3,470)

Interest expense, net	(113)	(238)	(162)	(412)

Loss from continuing operations	(2,067)	(1,875)	(4,378)	(3,882)

Income (loss) from discontinued operations	41	73	138	(56)

Net loss before preferred stock dividends	(2,026)	(1,802)	(4,240)	(3,938)

Preferred stock dividends	(113)	--	(211)	--

Net loss available to common stock	$(2,139)	$(1,802)	$(4,451)	$(3,938)

Basic and diluted net loss per common share:
Loss from continuing operations	$(.01)	$(.01)	$(.03)	$(.02)
Income (loss) from discontinued operations	.00	.00	.00	(.00)

	$(.01)	$(.01)	$(.03)	$(.02)

Weighted average number of common shares considered outstanding, basic and diluted	165,098	165,070	165,098	165,078

nStor Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,
	2005	December 31,
	(unaudited)	2004

ASSETS
Current assets:
Cash and cash equivalents	$58	$1,272
Accounts receivable, net	1,403	1,805
Note receivable	--	626
Inventories	1,548	1,882
Prepaid expenses and other	297	295

Total current assets	3,306	5,880

Property and equipment, net	453	512
Goodwill, net	1,989	1,989
Note receivable	--	417

	$5,748	$8,798

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Borrowings:
Affiliate	$3,725	$9,100
Other	325	--
Accounts payable and other	3,544	2,543

Total current liabilities	7,594	11,643

Long-term debt	--	3,650

Total liabilities	7,594	15,293

Shareholders’ deficit	(1,846)	(6,495)

	$5,748	$8,798